Exhibit 99.2
SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of October 3, 2008 by and between JOHNSON OUTDOORS INC., a Wisconsin corporation (the “Borrower”), each of the Subsidiary Guarantors (as defined in the Credit Agreements referred to below) (the Borrower and the Subsidiary Guarantors being referred to herein collectively as the “Grantors” and individually as a “Grantor”) and JPMORGAN CHASE BANK, N.A., a national banking association, in its capacity as administrative agent (the “Administrative Agent”) for the lenders party to either or both of the Credit Agreements referred to below (collectively, the “Lenders”).

PRELIMINARY STATEMENT

The Borrower, the Administrative Agent and certain of the Lenders entered into a Credit Agreement dated as of October 7, 2005 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “2005 Credit Agreement”).

The Borrower, the Administrative Agent and the Lenders entered into a Credit Agreement dated as of February 12, 2008 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “2008 Credit Agreement” and, collectively with the 2005 Credit Agreement, the “Credit Agreements”).

The Grantors and the Administrative Agent, on behalf of the Holders of Secured Obligations, hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1.            Terms Defined in the Credit Agreement.  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreements.

1.2.            Terms Defined in Illinois UCC.  Terms defined in the Illinois UCC which are not otherwise defined in this Security Agreement are used herein as defined in the Illinois UCC.

1.3.            Definitions of Certain Terms Used Herein.  As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the Illinois UCC.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the Illinois UCC.

“Collateral” means all Receivables, Inventory and General Intangibles, wherever located, in which the Grantor now has or hereafter acquires any right or interest, and the proceeds, insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto; provided that, notwithstanding the foregoing, “Collateral” shall not include the Excluded Collateral.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the Illinois UCC.

“Credit Card Obligations” means any and all indebtedness and obligations of any Grantor or any subsidiary of any Grantor to any Lender or any of its affiliates, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with any credit cards (including, without limitation, commercial credit cards and purchasing cards).

“Default” means an event described in Section 5.1 hereof.

“Documents” shall have the meaning set forth in Article 9 of the Illinois UCC.

“Excluded Collateral”  means contractual rights to the extent and for so long as the grant of a security interest therein pursuant hereto would violate the terms of the agreement under which such contractual rights arise or exist, or would give any other party the right to terminate its obligations under such agreement, to the extent such prohibition or right of termination is enforceable under applicable law.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“General Intangibles” shall have the meaning set forth in Article 9 of the Illinois UCC.

“Holders of Secured Obligations” means the Lenders under the 2005 Credit Agreement with respect to the indebtedness and obligations of the Borrower under the 2005 Credit Agreement, the Lenders under the 2008 Credit Agreement with respect to the Obligations, as defined in the 2008 Credit Agreement and the Lenders with claims with respect to Credit Card Obligations.

“Illinois UCC” means the Illinois Uniform Commercial Code as in effect from time to time.

“Instruments” shall have the meaning set forth in Article 9 of the Illinois UCC.

“Inventory” shall have the meaning set forth in Article 9 of the Illinois UCC.

“Receivables” means the Accounts, Chattel Paper, Documents, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Required Lenders” means the Required Lenders under the 2005 Credit Agreement and the Required Lenders under the 2008 Credit Agreement.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Obligations” means all of the indebtedness and obligations owed by the Borrower to the Lenders under the 2005 Credit Agreement and all “Obligations”, as defined in the 2008 Credit Agreement including, without limitation, all “Swap Obligations” as defined in the 2008 Credit Agreement, and all Credit Card Obligations.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

Each of the Grantors hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Holders of Secured Obligations and (to the extent specifically provided herein) their Affiliates, a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Grantors represent and warrant to the Administrative Agent and the Holders of Secured Obligations that:

3.1     Title, Authorization, Validity and Enforceability.  Each Grantor has good and valid rights in or the power to transfer the Collateral owned by it and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1.3 hereof, and has full corporate, limited liability company or partnership, as applicable, power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto.  The execution and delivery by each Grantor of this Security Agreement have been duly authorized by proper corporate, limited liability company or partnership, as applicable, proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of each Grantor and creates a security interest which is enforceable against it in all Collateral it now owns or hereafter acquires, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing.  When financing statements have been filed in the appropriate offices against each Grantor in the locations listed on Exhibit B, the Administrative Agent will have a fully perfected first priority security interest in the Collateral owned by each Grantor in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1.3 hereof.

3.2     Conflicting Laws and Contracts.  Neither the execution and delivery by the Grantors of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Grantor, or (ii) any Grantor’s charter, articles, partnership agreement or by-laws (or similar constitutive documents), or (iii) the provisions of any indenture, instrument or agreement to which any Grantor is a party or is subject, or by which it, or its property may be bound or affected, or conflict with or constitute a default thereunder, or result in or require the creation or imposition of any Lien in, of or on the property of any Grantor pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Administrative Agent on behalf of the Holders of Secured Obligations or any Liens permitted by Section 4.1.3 hereof).

3.3.     Principal Location.  Each Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is disclosed in Exhibit A.  Each Grantor’s jurisdiction of organization is as set forth on the table in Section 3.7.

3.4.     No Other Names; Etc.  Within the last five (5) years, no Grantor has changed its jurisdiction of formation, merged with or into or consolidated with any other corporation, except as disclosed in Exhibit A.  The name in which each Grantor has executed this Security Agreement is the exact name as it appears, and as it has (except as disclosed in Exhibit A) appeared for the last five (5) years, in such Grantor’s organizational documents, as amended, as filed with its jurisdiction of organization as of the date hereof.

3.5.     No Default.  No Default or Event of Default has occurred and is continuing.

3.6.     No Financing Statements.  No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming any Grantor as debtor has been filed in any jurisdiction except financing statements (i) naming the Administrative Agent on behalf of the Holders of Secured Obligations as the secured party and (ii) in respect of Liens permitted by Section 6.02 of the Credit Agreements.

3.7.     Federal Employer Identification Number; State Organization Number; Jurisdiction of Organization.  Each Grantor’s federal employer identification number is, and if such Grantor is a registered organization, such Grantor’s State of organization, type of organization and State of organization identification number is, as follows:

GRANTOR	Federal Employer Identification Number	Type of Organization	State of Organization or Incorporation	State Organization Number
Johnson Outdoors Inc.	39-1536083	Corporation	Wisconsin	J016324
Old Town Canoe Company	01-0330025	Corporation	Delaware	0806383
Techsonic Industries, Inc.	63-0596601	Corporation	Alabama	000-834
Under Sea Industries, Inc.	95-2882690	Corporation	Delaware	0798857
Johnson Marine Electronics LLC	90-0410824	Limited Liability Company	Delaware	4502630
Scubapro U.S. LLC	90-0410818	Limited Liability Company	Delaware	4502633
Outdoor Equipment Group LLC	90-0410827	Limited Liability Company	Delaware	4502636

ARTICLE IV

COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated, each Grantor agrees:

4.1    General.

4.1.1  Inspection.  Each Grantor will, and will cause each of its Subsidiaries to, permit the Administrative Agent or any Holder of Secured Obligations, by its representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of such Grantor and its Subsidiaries relating to the Collateral and (iii) to discuss the Collateral and the related records of such Grantor and its Subsidiaries with, and to be advised as to the same by, such Grantor’s officers and employees (and, in the case of any Receivable, with any person or entity which is or may be obligated thereon so long as, if no Default has occurred and is continuing, such Grantor shall be provided the opportunity to be present during such discussions), all at such reasonable times and intervals as the Administrative Agent or such Holder of Secured Obligations may determine, and all at such Grantor’s expense; provided that, so long as no Default has occurred and is continuing, only two inspections of the Collateral per fiscal year pursuant to clause (i) of this Section 4.1.1 shall be at the Grantors’ expense.

4.1.2  Financing Statements and Other Actions; Defense of Title.  Each Grantor hereby authorizes the Administrative Agent to file, and if requested will execute and deliver to the Administrative Agent, all financing statements describing the Collateral owned by the Grantors and other documents and take such other actions as may from time to time reasonably be requested by the Administrative Agent in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral owned by the Grantors, subject to Liens permitted under Section 6.02 of the Credit Agreements.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure that the perfection of the security interest in the Collateral granted to the Administrative Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.” The Grantors will take any and all actions reasonably necessary to defend title to the Collateral owned by any Grantor against all persons and to defend the security interest of the Administrative Agent in such Collateral and the respective priority thereof (in accordance with the terms hereof and the Credit Agreements) against any Lien.

4.1.3  Liens.  The Grantors will not create, incur, or suffer to exist any Lien on the Collateral owned by any Grantor except Liens permitted pursuant to Section 6.02 of the Credit Agreements.

4.1.4  Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name.  Each Grantor will:

(i)     preserve its existence and corporate structure as in effect on the date hereof; and

(ii)    not change its jurisdiction of organization,

unless, in each such case, such Grantor shall have given the Administrative Agent not less than 30 days’ (or such shorter period agreed to by the Administrative Agent) prior written notice of such event or occurrence and the Administrative Agent shall have either (x) reasonably determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (y) taken such steps (with the cooperation of such Grantor to the extent necessary or advisable) as are reasonably necessary or advisable to properly maintain the validity, perfection and priority of the Administrative Agent’s security interest in the Collateral owned by such Grantor.

                4.1.5  Other Financing Statements.  No Grantor will suffer to exist or authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by such Grantor, except any financing statement authorized under Section 4.1.2 hereof.

ARTICLE V

DEFAULT

            5.1.   The occurrence of any one or more of the following events shall constitute a Default:

 5.1.1  The breach by any Grantor of any of the terms or provisions of Section 4.1.3.

 5.1.2  The breach by any Grantor (other than a breach which constitutes a Default under Section 5.1.1 hereof) of any of the terms or provisions of this Security Agreement which is not remedied within 30 days after the giving of written notice to such Grantor by the Administrative Agent.

 5.1.3  The occurrence of any “Event of Default” under, and as defined in, the 2005 Credit Agreement or the 2008 Credit Agreement.

                5.2.   Upon the acceleration of the Secured Obligations, the Secured Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Administrative Agent may, with the concurrence or at the direction of the Required Lenders, exercise any or all of the following rights and remedies:

 5.2.1  Those rights and remedies provided in this Security Agreement, the Credit Agreements, or any other Loan Document, provided that this Section 5.2.1 shall not be understood to limit any rights or remedies available to the Administrative Agent and the Holders of Secured Obligations prior to a Default.

 5.2.2  Those rights and remedies available to a secured party under the Illinois UCC (whether or not the Illinois UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

 5.2.3  Without notice except as specifically provided in Section 8.1 hereof or elsewhere herein and in accordance with applicable law, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable.

The Administrative Agent, on behalf of the Holders of Secured Obligations, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

5.3.   Grantors' Obligation Upon Default.  Upon the request of the Administrative Agent after the occurrence and continuance of a Default, the Grantors will:

 5.3.1  Assembly of Collateral.  Assemble and make available to the Administrative Agent the Collateral and all records relating thereto at any place or places reasonably selected by the Administrative Agent.

 5.3.2  Secured Party Access.  Permit the Administrative Agent, or the Administrative Agent’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

5.4.   License.  The Administrative Agent is hereby granted a non-exclusive license or other right to use, following the occurrence and during the continuance of a Default, without charge, each Grantor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of a Default, each Grantor’s rights under all licenses and all franchise agreements shall inure to the Administrative Agent’s benefit.  In addition, each Grantor hereby irrevocably agrees that the Administrative Agent may, following the occurrence and during the continuance of a Default, sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any trademark owned by or licensed to any Grantor and any Inventory that is covered by any copyright owned by or licensed to any Grantor and the Administrative Agent may finish any work in process and affix any trademark owned by or licensed to any Grantor and sell such Inventory as provided herein.

ARTICLE VI

WAIVERS AMENDMENTS AND REMEDIES

No delay or omission of the Administrative Agent or any Holder of Secured Obligations to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy.  No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the (a)  Required Lenders and (b) the Grantors, and then only to the extent in such writing specifically set forth.  All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Holders of Secured Obligations until the Secured Obligations have been paid in full.

ARTICLE VII

GENERAL PROVISIONS

7.1.   Notice of Disposition of Collateral; Condition of Collateral.  The Grantors hereby waive notice of the time and place of any public sale or the time after which any private sale orother disposition of all or any part of the Collateral may be made.  To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article VIII, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.  The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale.

7.2.   Compromises and Collection of Collateral.  The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable.  In view of the foregoing, the Grantors agree that the Administrative Agent may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole reasonable discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

7.3.   Secured Party Performance of Grantor's Obligations.  Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Administrative Agent for any reasonable amounts paid by the Administrative Agent pursuant to this Section 7.3.  The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable no later than fifteen (15) days after written demand therefor.

7.4.   Authorization for Secured Party to Take Certain Action.  The Grantors irrevocably authorize the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoint the Administrative Agent as each Grantor’s attorney-in-fact (i) to execute on behalf of any Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) upon the occurrence and the continuance of a Default, to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) upon the occurrence and the continuance of a Default, to enforce payment of the Instruments, Accounts and Receivables in the name of the Administrative Agent or any Grantor, (v) to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations and (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under any other Loan Document or which are being contested in goodfaith pursuant to any other Loan Document), and the Grantors agree to reimburse the Administrative Agent within fifteen (15) days of written demand for any reasonable payment made or any reasonable expense incurred by the Administrative Agent in connection therewith, provided that this authorization shall not relieve the Grantors of any of their obligations under this Security Agreement or under the Credit Agreements.

7.5.   Specific Performance of Certain Covenants.  The Grantors acknowledge and agree that a breach of any of the covenants contained in Sections 4.1.3 or 5.3 will cause irreparable injury to the Administrative Agent and the Holders of Secured Obligations, that the Administrative Agent and Holders of Secured Obligations have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Holders of Secured Obligations to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 7.5 shall be specifically enforceable against the Grantors.

7.6    Use and Possesion of Certain Premises.  Upon the occurrence and during the continuance of a Default, the Administrative Agent shall be entitled to occupy and use any premises owned or leased by any Grantor where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid in full or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay the Grantors for such use and occupancy.

7.7    Benefits of Agreement.  The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the Holders of Secured Obligations and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Grantors shall not have the right to assign its rights or delegate their obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent.

7.8.   Survival of Representations.  All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

7.9.   Taxes and Expenses.  Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any, subject to Grantors’ right to contest such taxes pursuant to Section 5.04 of the Credit Agreements.  The Grantors shall reimburse the Administrative Agent for any and all reasonable out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the reasonable expenses and charges associated with any periodic or special audit of the Collateral; provided, however, that if no Default has occurred and is continuing, only two suchperiodic or special audits of the Collateral in any fiscal year shall be at the expense of the Grantor).  Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

7.10.  Headings.  The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

7.11  Termination.  This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been paid in cash and performed in full and no commitments of the Administrative Agent or the Holders of Secured Obligations which would give rise to any Secured Obligations are outstanding.

7.12  Entire Agreement.  This Security Agreement embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.

7.13 Governing Law; Jurisdiction; Waiver of Jury Trial.

7.13.1  THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF ILLINOIS.

7.13.2  Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Illinois sitting in Cook County and of the United States District Court of the Northern District of Illinois, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each Grantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Illinois State or, to the extent permitted by law, in such Federal court.  Each Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Security Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Security Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

7.13.3  Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or any other Loan Document in any court referred to in Section 7.13.2.  Each Grantor hereby irrevocably waives, to the fullest extent permitted by law,the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

7.13.4  Each party to this Security Agreement irrevocably consents to service of process in the manner provided for notices in Article VIII of this Security Agreement.  Nothing in this Security Agreement or any other Loan Document will affect the right of any party to this Security Agreement to serve process in any other manner permitted by law.

7.13.5 WAIVER OF JURY TRIAL.  EACH GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH GRANTOR ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.14  Indemnity.  The Grantors hereby jointly and severally agree to indemnify the Administrative Agent and the Holders of Secured Obligations, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any Holder of Secured Obligations is a party thereto) imposed on, incurred by or asserted against the Administrative Agent or the Holders of Secured Obligations, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Administrative Agent or the Holders of Secured Obligations or the Grantors, and any claim for patent, trademark or copyright infringement), provided that such indemnity shall not, as to any indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such indemnitee.

7.15  Severability.  Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

7.16  Counterparts.  This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executedcounterpart of a signature page of this Security Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Security Agreement.

ARTICLE VIII

NOTICES

8.1    Sending Notices.  Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 9.01 of the Credit Agreements.

8.2    Change in Address for Notices.  Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE IX

THE ADMINISTRATIVE AGENT

JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Holders of Secured Obligations hereunder pursuant to Article VIII of the Credit Agreements.  It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Holders of Secured Obligations to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII.  Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreements shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each of the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

JOHNSON OUTDOORS INC. BY: /s/ David W. Johnson Name: David W. Johnson Title: Chief Financial Officer
OLD TOWN CANOE COMPANY BY: /s/ Donald P. Sesterhenn Name: Donald P. Sesterhenn Title: Treasurer
TECHSONIC INDUSTRIES, INC. BY: /s/ Donald P. Sesterhenn Name: Donald P. Sesterhenn Title: Secretary and Treasurer
UNDER SEA INDUSTRIES, INC. BY: /s/ Donald P. Sesterhenn Name: Donald P. Sesterhenn Title: Director
JOHNSON MARINE ELECTRONICS LLC BY: /s/ Donald P. Sesterhenn Name: Donald P. Sesterhenn Title: Secretary
SCUBAPRO U.S. LLC BY: /s/ Donald P. Sesterhenn Name: Donald P. Sesterhenn Title: Secretary
OUTDOOR EQUIPMENT GROUP LLC BY: /s/ Donald P. Sesterhenn Name: Donald P. Sesterhenn Title: Secretary and Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent

BY: /s/  Sabir A. Hashmy
      Name:  Sabir A. Hashmy
      Title:  Vice President

EXHIBIT A
(See Sections 3.3 and 3.4 of Security Agreement)

Prior names, jurisdiction of formation, place of business (if Grantor has only one place of business), chief executive office (if Grantor has more than one place of business), mergers and mailing address:

Company Name and Address	Place of Incorporation
Johnson Outdoors Inc. Racine Operations 555 Main Street Racine, WI 53403	Wisconsin, USA
Old Town Canoe Company, Inc. 58 Middle Street Old Town, ME 04468	Delaware, USA
Techsonic Industries Inc. 678 Humminbird Lane Eufaula, AL 36027	Alabama, USA
Under Sea Industries, Inc. c/o Johnson Outdoors Inc. 555 Main Street Racine, WI 53403	Delaware, USA
Johnson Marine Electronics LLC 1531 E. Madison Avenue Mankato, MN 56001	Delaware, USA
Scubapro U.S. LLC 1166 – A Fesler Street El Cajon, CA 92020	Delaware, USA
Outdoor Equipment Group LLC 625 Conklin Road Binghamton, NY 13903	Delaware, USA

EXHIBIT B
(See Section 3.1 of Security Agreement)

OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

Grantor	Filing Office
Johnson Outdoors Inc.	Wisconsin Department of Financial Institutions
Old Town Canoe Company	Delaware Secretary of State
Techsonic Industries, Inc.	Alabama Secretary of State
Under Sea Industries, Inc.	Delaware Secretary of State
Marine Electronics Group LLC	Delaware Secretary of State
Scubapro U.S. LLC	Delaware Secretary of State
Outdoor Equipment Group LLC	Delaware Secretary of State